UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016 (June 27, 2016)

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri 63043 (Address of principal executive offices) (Zip Code)

(314) 770-7300 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Philip J. Gund as Chief Financial Officer
On June 28, 2016, SunEdison, Inc. (“SunEdison” or the “Company”) appointed Philip J. Gund as Chief Financial Officer of the Company, effective immediately. Mr. Gund, age 54, is a Senior Managing Director of Ankura Consulting Group, LLC (“Ankura Consulting Group”), a business advisory and expert services firm. Mr. Gund has more than 30 years of professional experience, including 26 years working with troubled companies, their creditors, investors and court-appointed officials. Mr. Gund has advised and assisted companies with various aspects of the workout process and has served as chief executive officer, chief restructuring officer, and chief financial officer. He recently served as Chief Restructuring Officer at Vivaro Corporation, one of the largest pre-paid phone card companies, and as Advisor to Infrastructure and Energy Alternatives, LLC, an alternative energy construction company. Mr. Gund was a Founding Principal of Marotta Gund Budd & Dzera, LLC (“MGBD”), which Ankura Consulting Group acquired in 2016. Prior to forming MGBD, Mr. Gund was a Principal at Zolfo Cooper, LLC. Mr. Gund received a Bachelor in Business Administration from Pace University and is a certified public accountant and certified insolvency and restructuring advisor. The Company believes that Mr. Gund’s extensive financial experience and history of leadership will enable him to effectively supervise the Company’s financial operations.
As part of Mr. Gund’s appointment as Chief Financial Officer, SunEdison and Ankura Consulting Group entered into a management agreement, dated as of June 28, 2016 (The “Management Agreement”). The fees for the services provided by Mr. Gund will be fixed at a monthly rate of $125,000 per month and will be paid to Ankura Consulting Group. In addition, Ankura Consulting Group will be entitled to a discretionary success fee to be determined by the Company’s Chief Executive Officer and Chief Restructuring Officer and the Company’s Board of Directors, subject to the approval by the bankruptcy court.
The engagements under the Management Agreement shall continue on a month to month basis until terminated by either party at the end of any such month upon written notice to the other party given at least thirty days prior to the end of such month.
The terms of the Management Agreement remain subject to the approval of the bankruptcy court in all respects.
The foregoing summary of the Management Agreement does not purport to be complete and is qualified in its entirety by reference to the Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Departure of Ilan Daskal as Chief Financial Officer
On June 27, 2016, Ilan Daskal resigned from his employment with SunEdison and his positions as Chief Financial Officer designee and Executive Vice President, effective immediately.
Item 7.01    Regulation FD Disclosure.
On June 28, 2016, the Company issued a press release regarding the appointment of Mr. Gund as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Report.
In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit        Description

10.1	Management Agreement between SunEdison, Inc. and Ankura Consulting Group, LLC dated as of June 28, 2016

99.1	Press Release dated June 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	June 29, 2016	By:	/s/ Martin H. Truong
Martin H. Truong Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

10.1	Management Agreement between SunEdison, Inc. and Ankura Consulting Group, LLC dated as of June 28, 2016
99.1	Press Release, dated June 28, 2016.